                                                                    Exhibit 5.1



                                                                  (614) 464-6400


                                October 16, 1997


Board of Directors
M/I Schottenstein Homes, Inc.
3 Easton Oval
Suite 500
Columbus, Ohio  43219

Gentlemen:

     We are familiar with the proceedings taken and proposed to be taken by M/I Schottenstein Homes, Inc., an Ohio corporation (the "Company"), in connection with the sale of up to 2,610,000 shares of the Company's common stock, par value of $.01 per share (the "Common Stock") of which 2,300,000 shares are newly issued or previously issued and now held in treasury and proposed to be sold by the Company and 310,000 shares are now outstanding and proposed to be sold by the holders thereof (the "Selling Stockholders").

     We have collaborated in the preparation of the Registration Statement on Form S-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on the date hereof for the registration of the sale of such Common Stock under the Securities Act of 1933, as amended. In connection therewith, we have examined, among other things, such records and documents as we have deemed necessary in order to express the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that the Company is a duly incorporated and legally existing corporation under the laws of the State of Ohio. We are also of the opinion, based upon the foregoing and assuming compliance with applicable federal and state securities laws, that (i) when the shares of Common Stock to be issued and sold by the Company have been delivered by the Company against payment of the purchase price therefor, as specified in the Registration Statement when it shall become effective, said Common Stock will be validly issued and outstanding, fully paid and non-assessable and (ii) the shares of Common Stock to be

Board of Directors
M/I Schottenstein Homes, Inc.
October 16, 1997
Page 2


delivered by the Selling Stockholders against payment of the purchase price therefor, as specified in the Registration Statement when it shall become effective, are validly issued and outstanding, fully paid and non-assessable.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                             Very truly yours,


                                             VORYS, SATER, SEYMOUR AND PEASE